UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 24, 2014

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue
Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                          Submission of Matters to a Vote of Security Holders.

On April 24, 2014, IKONICS Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the shareholders voted upon (1) the election of eight directors to serve until the next annual meeting of shareholders or until their successors are duly elected; (2) the ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and (3) an advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.  Each of Lockwood Carlson, Rondi C. Erickson, Ernest M. Harper, Jr., David O. Harris, Darrell B. Lee, H. Leigh Severance, Gerald W. Simonson, and William C. Ulland were re-elected to serve as the Company’s directors. The other two proposals also passed. In particular, the proposals received the following votes:

Proposal 1:                      The election of eight directors to serve until the Company’s 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Lockwood Carlson	1,297,667	3,652	545,066
Rondi C. Erickson	1,297,667	3,652	545,066
Ernest M. Harper, Jr.	1,297,667	3,652	545,066
David O. Harris	1,296,677	4,642	545,066
Darrell B. Lee	1,297,667	3,652	545,066
H. Leigh Severance	1,297,667	3,652	545,066
Gerald W. Simonson	1,296,677	4,642	545,066
William C. Ulland	1,296,522	4,797	545,066

Proposal 2:                     The ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Votes Abstain
1,844,811	1,574	0

Proposal 3:                     Advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,286,612	10,607	4,100	545,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: April 28, 2014	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance